Exhibit 99.1
                                            Information regarding joint filer

Name:                                                                                    Loews Corporation

Address:                                                                                667 Madison Avenue
New York, NY 10021

Designated Filer:                                                                Boardwalk Pipelines Holding Corp.

Issuer & Ticker Symbol:                                                  Boardwalk Pipeline Partners, LP (BWP)

Date of Event Requiring Statement:                                6/23/2009

                                            Signature of joint filer

Loews Corporation

By:	/s/ Gary Garson	Date: June 25, 2009
Name: Gary Garson
Title: Senior Vice President